Calculation of Filing Fee Tables
S-3
MGP INGREDIENTS INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	457(a)	4,892,201	$ 32.35	$ 158,262,702.35	0.0001531	$ 24,230.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 158,262,702.35		$ 24,230.02
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 31,181.30
			Net Fee Due:						$ 0.00
Offering Note
[1]	The shares of Common Stock will be offered for resale from time to time by the selling stockholders named in the prospectus included as part of this registration statement or in one or more accompanying prospectus supplements from time to time. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant's shares of common stock on February 21, 2025, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	MGP Ingredients, Inc.	S-3	333-260014	10/04/2021		$ 31,181.30	Equity	Common Stock, no par value	5,009,201	$ 336,367,847.15
Fee Offset Sources		MGP Ingredients, Inc.	S-3	333-260014		10/04/2021						$ 31,181.30
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fees due in connection with the registration of 4,892,201 shares of the registrant's Common Stock for resale from time to time by the selling stockholders named in the prospectus included as part of this registration statement or in one or more accompanying prospectus supplements from time to time by $24,230.02, which represents a portion of the $31,181.30 in registration fees previously paid and unused with respect to the Prior Registration Statement, as described below. Additionally, any offering of unsold securities pursuant to the Prior Registration Statement has terminated and no additional registration fees are due at this time. As a result of this offset, the registrant will have $6,951.28 remaining in unsold filing fees available for application to future filings.

Offset Note
[2]	The registrant previously registered 5,009,201 shares of Common Stock for the resale from time to time by selling stockholders pursuant to the Registration Statement on Form S-3ASR (File No. 333-260014) filed by the registrant on October 4, 2021 (the "Prior Registration Statement"). In connection with the Prior Registration Statement, the registrant paid a registration fee in the amount of $31,181.30. No securities were sold under the Prior Registration Statement, leaving 5,002,201 shares of Common Stock unsold thereunder. This estimate was made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant's shares of common stock on September 28, 2021, in connection with the Prior Registration Statement, as reported on the Nasdaq Global Select Market.